UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
First Citizens Banc Corp
(Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 625-4121
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
First Citizens Banc Corp held its annual meeting of shareholders on April 19, 2011, for the purpose of considering and voting on the following proposals. Summaries of the voting results are included following the description of each matter.
1.)	To elect eight (8) directors to serve one-year terms expiring in 2012.

			Broker
Director Candidate	For	Abstain	Non-Vote
Thomas A. Depler	3,544,338.27	438,109.21	1,681,892.00
Allen R. Maurice	3,464,605.96	517,841.52	1,681,892.00
James O. Miller	3,723,398.89	259,048.59	1,681,892.00
W. Patrick Murray	3,606,838.55	375,608.93	1,681,892.00
Allen R. Nickles	3,450,535.34	531,912.14	1,681,892.00
John P. Pheiffer	3,452,564.47	529,883.01	1,681,892.00
David A. Voight	3,469,000.75	513,446.73	1,681,892.00
Daniel J. White	3,388,799.06	593,648.42	1,681,892.00
Each of the nominees was elected.
2.)	To approve the proposed fees for non-employee Directors for 2011.

			Broker
For	Against	Abstain	Non-Vote
3,605,939.02	264,314.25	112,195.22	1,681,891.00
Since approval of the proposal required the affirmative vote of a majority of the outstanding shares, the proposal did not pass.
3.)	To approve, in a nonbinding advisory note, the Corporation’s executive compensation disclosed in the proxy statement for the annual meeting.

			Broker
For	Against	Abstain	Non-Vote
3,598,366.95	304,734.69	79,345.84	1,681,892.00
The proposal passed.

4.)	To approve and adopt an amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.

			Broker
For	Against	Abstain	Non-Vote
2,889,543.38	992,480.45	100,423.65	1,681,892.00
Since approval of the proposal required the affirmative vote of a majority of the outstanding shares, the proposal did not pass.
5.)	To approve and adopt an amendment to the Corporation’s Code of Regulations to reduce the mandatory retirement age of Directors from 75 to 72.

			Broker
For	Against	Abstain	Non-Vote
3,246,177.30	658,032.54	78,236.65	1,681,893.00
Since approval of the proposal required the affirmative vote of a majority of the outstanding shares, the proposal did not pass.
6.)	To ratify the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011.

			Broker
For	Against	Abstain	Non-Vote
5,134,658.65	85,993.30	443,687.53	—
The proposal passed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)
Date: April 21, 2011
James O. Miller,
President & CEO